              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               on August 21, 1997
                                            Registration Statement No. 333-30759
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 PRE-EFFECTIVE
                                AMENDMENT No. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
      (Exact name of Registrant as specified in its governing instruments)
                            -------------------------
                          DELAWARE         75-2620414
        (State of Incorporation)(I.R.S. Employer Identification Number)

                        700 N. Pearl Street, Suite 2400
                              Dallas, Texas 75201
                    (Address of principal executive offices)
                                 (214) 953-7700
                            -------------------------

                               L. Keith Blackwell
                 Vice President, General Counsel and Secretary
                                 AMRESCO, INC.
                        700 N. Pearl Street, Suite 2400
                              Dallas, Texas  75201
                                 (214) 953-7700
                              Fax:  (214) 953-7757
                            -------------------------
                    Please send copies of communications to:

          Michael W. Trickey                      Joseph V. Gatti, Esq.
   Senior Vice President of Finance                   Arter & Hadden
AMRESCO Residential Credit Corporation             1801 K Street, N.W.,
   3401 Centrelake Drive, Suite 480                    Suite 400 K
      Ontario, California  91761                 Washington, D.C.  20006
            (909) 605-7600                            (212) 775-7100
          Fax: (909) 941-7619                      Fax:  (202) 857-0172
                            -------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC. From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following Box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus filed as part of this Registration Statement may be used in connection with the securities covered by Registration Statement No. 333 - 8687.

                         CALCULATION OF REGISTRATION FEE
                            -------------------------

==================================================================================================================================
                                                            Proposed Maximum            Proposed Maximum      Amount of  (1)(2)
     Title of Securities            Amount Being             Offering Price            Aggregate Offering     Registration
       Being Registered              Registered                 Per Unit*                    Price            Fee
----------------------------------------------------------------------------------------------------------------------------------
 Mortgage Loan Asset Backed        $4,000,000,000                 100%                   $4,000,000,000       $ 1,212,121.22
 Certificates
==================================================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

(2) $303.03 of which was previously paid to the Commission on June 24, 1997 connection with the initial filing of the Registration Statement, and $1,211,818.19 of which is due with the filing of this Amendment No.1 to the Registration Statement.

                            -------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registration Statement is to increase the Amount to be Registered set forth on the cover page of the Registration Statement and to provide the information required under Item 14 of
Part II of the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates, other than underwriting discounts and commissions.*

        Filing Fee for Registration Statement   . . . . . . . . . . . . . .      $ 1,212,121.22
        Legal Fees and Expenses*  . . . . . . . . . . . . . . . . . . . . .      $     5,000.00
        Accounting Fees and Expenses*   . . . . . . . . . . . . . . . . . .      $     2,500.00
        Trustee's Fees and Expenses (including counsel fees)*   . . . . . .      $     2,500.00
        Printing and Engraving Fees*  . . . . . . . . . . . . . . . . . . .      $     2,500.00
        Blue Sky Fees and Expenses*   . . . . . . . . . . . . . . . . . . .      $            0
        Rating Agency Fees*   . . . . . . . . . . . . . . . . . . . . . . .      $            0
        Miscellaneous*  . . . . . . . . . . . . . . . . . . . . . . . . . .      $     2,500.00

              Total   . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 1,227,121.22

_____________________
*       Estimated in accordance with Item 511 of Regulation S-K.


ITEM 2.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The form of Underwriting Agreement to be filed as Exhibit 1.1 hereto, will provide for indemnification by each Underwriter of any officer, director or controlling person of the Registrant who becomes subject to liability arising out of an untrue or alleged untrue statement of a material fact contained in this Registration Statement, the Prospectus filed herewith or any Preliminary Prospectus, related Prospectus Supplement or related Preliminary Prospectus Supplement, or omission or alleged omission, that was made in reliance on written information provided to the Registrant by such Underwriter.

         The Certificate of Incorporation and Bylaws for the Registrant (Exhibits 3.1 and 3.2 to the Form S-3, Registration No. 33-99346 filed by the Registrant on November 14, 1995 provide for indemnification of directors and officers to the full extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specific circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Bylaws also provide that the Registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any corporate agent against any liability which may be asserted against him.

ITEM 3.            EXHIBITS.
      1.1          --     Form of Underwriting Agreement.(2)
      3.1          --     Certificate of Incorporation of AMRESCO Residential Securities
                          Corporation.(2)
      3.2          --     Bylaws of AMRESCO Residential Securities Corporation.(2)
      4.1          --     Form of Single Family Pooling and Servicing Agreement.(2)
      4.2          --     Form of Multifamily/Commercial Pooling and Servicing Agreement.(2)
      4.3          --     Form of Trust Agreement for Debt Securities.(3)
      4.4          --     Form of Trust Indenture for Debt Securities.(3)
      5.1          --     Opinion of Arter & Hadden regarding the legality of the Certificates.(1)
      8.1          --     Opinion of Arter & Hadden regarding tax matters.(1)
      8.2          --     Opinion of Arter & Hadden regarding tax matters.(1)
     10.1          --     Representative Form(s) of Mortgage Note(s).(2)
     10.2          --     Representative Form of Mortgage.(2)
     10.10         --     Form of Agreement with Clearing Agency.(2)
     23.1          --     Consent of Arter & Hadden (included as part of Exhibit 5.1, 8.1 and 8.2).(1)
     24.1          --     Powers of Attorney (included on Page II-4).(1)
     24.3          --     Consent of Independent Auditor of Certificate Insurer.(4)
 ----------------

(*) Filed herewith.
(1) Previously filed and incorporated by reference from the Registrant's Registration Statement Number 333-30759.
(2) Previously filed and Incorporated by reference from the Registrant's Registration Statement Number 33-99346.
(3) Previously filed and Incorporated by reference from the Registrant's Registration Statement Number 333-8687.
(4) To be filed by post-effective amendment.

ITEM 4.             UNDERTAKINGS

         A. Undertaking in Respect of Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         B.  Undertaking pursuant to Rule 415.

         The undersigned Registrant hereby undertakes:

                   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the more recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C.  Undertaking pursuant to Rule 430A.

         The undersigned Registrant hereby undertakes that:

                   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                   (2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 333-30759 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 20th day of August, 1997.

                                    AMRESCO RESIDENTIAL SECURITIES CORPORATION



                                    By:       Scott J. Reading *
                                       ------------------------
                                              Scott J. Reading

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                            Title                                Date
 ---------                            -----                                ----
      Robert L. Adair, III *          Chief Executive Officer and          August 20, 1997
 ----------------------------------   Director
 Robert L. Adair, III

 /s/ Ronald B. Kirkland               Chief Financial Officer and Chief    August 20, 1997
 ----------------------------------   Accounting Officer
 Ronald B. Kirkland


      M. Katheryn Boyle *             Director                             August 20, 1997
 ----------------------------------
 M. Katheryn Boyle

                                                                           August 20, 1997
 */s/ Ronald B. Kirkland              Attorney-in-Fact
 ----------------------------------
 Ronald B. Kirkland

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                    DESCRIPTION
-------                   -----------
      1.1          --     Form of Underwriting Agreement.(2)
      3.1          --     Certificate of Incorporation of AMRESCO Residential Securities
                          Corporation.(2)
      3.2          --     Bylaws of AMRESCO Residential Securities Corporation.(2)
      4.1          --     Form of Single Family Pooling and Servicing Agreement.(2)
      4.2          --     Form of Multifamily/Commercial Pooling and Servicing Agreement.(2)
      4.3          --     Form of Trust Agreement for Debt Securities.(3)
      4.4          --     Form of Trust Indenture for Debt Securities.(3)
      5.1          --     Opinion of Arter & Hadden regarding the legality of the Certificates.(1)
      8.1          --     Opinion of Arter & Hadden regarding tax matters.(1)
      8.2          --     Opinion of Arter & Hadden regarding tax matters.(1)
     10.1          --     Representative Form(s) of Mortgage Note(s).(2)
     10.2          --     Representative Form of Mortgage.(2)
     10.10         --     Form of Agreement with Clearing Agency.(2)
     23.1          --     Consent of Arter & Hadden (included as part of Exhibit 5.1, 8.1 and 8.2).(1)
     24.1          --     Powers of Attorney (included on Page II-4).(1)
     24.3          --     Consent of Independent Auditor of Certificate Insurer.(4)
-----------------

(*) Filed herewith.
(1) Previously filed and incorporated by reference from the Registrant's Registration Statement Number 333-30759.
(2) Previously filed and Incorporated by reference from the Registrant's Registration Statement Number 33-99346.
(3) Previously filed and Incorporated by reference from the Registrant's Registration Statement Number 333-8687.
(4) To be filed by post-effective amendment.